Exhibit 4.10.1

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 (“Amendment”) to the Consulting Agreement of June 1, 2004 (“Agreement”) is entered into as of August 1, 2005 (“Effective Date”) between COMMTOUCH SOFTWARE LTD., a corporation organized under the laws of the State of Israel and Commtouch Inc., a corporation organized under the laws of the State of California (together referred to herein as “Company”), and IAN BONNER (referred to herein as “Consultant”).

The parties, intending to be legally bound, hereby agree as follow

1. The Consultant agrees to the amendments as follows:

a. Section 2(a) is amended such that as from August 1, 2005, Consultant’s monthly fee shall be (US)$12,000.

b. The first sentence of the second paragraph to Section 2(b) is amended and replaced with the following new sentence: “The amount of the Success Fee shall be computed by multiplying 1% of the outstanding number of shares of the Company on June 29, 2004 by the Company’s Ordinary Share price determined in accordance with the Company’s valuation under the acquisition Transaction.”

2. Each party voluntarily and irrevocably waives the right to dispute the enforceability of this Amendment based on a claim of lack of consideration.

3. Except to the extent amended hereby, the terms and conditions of the Agreement shall remain in full force and effect as between the parties hereto in accordance therewith. This Amendment, along with those terms of the Agreement not superseded hereby, set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge and supersede all prior negotiations, discussions and agreements between them. No modification of or amendment to this Amendment, or any waiver of any rights under this Amendment, shall be effective unless in writing signed by the party against whom it is to be enforced.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date by the undersigned being duly authorized.

COMPANY:	CONSULTANT:

Commtouch Software Ltd.

By:___________________________________

Print Name:___________________________

Title:_________________________________

Address:______________________________

______________________________________

Commtouch Inc.

By:___________________________________

Print Name:____________________________

Title:_________________________________

Address:______________________________

_____________________________________

___________________________________ Ian Bonner Address:______________________________ ______________________________________